Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.00001 per share, of Zhangmen Education Inc., a Cayman Islands exempted company with limited liability, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 1, 2023.

SHANGHAI HUASHENG LINGFEI EQUITY INVESTMENT (LIMITED PARTNERSHIP)

By:	/s/ Feng Da
Name:	Feng Da
Title:	Director of its General Partner’s General Partner

SHANGHAI HUASHENG XINHANG EQUITY INVESTMENT MANAGEMENT CENTER (LIMITED PARTNERSHIP)

By:	/s/ Chen Yang
Name:	Chen Yang
Title:	Legal Representative

SHANGHAI QUANYUAN INVESTMENT CO., LTD.

By:	/s/ Wang Xinwei
Name:	Wang Xinwei
Title:	Executive Director

HUAGAN (SHANGHAI) BUSINESS CONSULTING CO., LTD.

By:	/s/ Wang Xinwei
Name:	Wang Xinwei
Title:	Executive Director

CR INVESTMENT (HK) LIMITED

By:	/s/ Bao Fan
Name:	Bao Fan
Title:	Director

CR INVESTMENTS CORPORATION

By:	/s/ Bao Fan
Name:	Bao Fan
Title:	Director

CHINA RENAISSANCE HOLDINGS LIMITED

By:	/s/ Bao Fan
Name:	Bao Fan
Title:	Director

[Signature Page to 13G/A Joint Filing Agreement]